Exhibit 10.2

DEFINITIVE AGREEMENT

This Definitive Agreement (“Agreement”) effective as of April 30, 2010 (the “Effective Date”) is entered into by and between Altairnano, Inc. (“Altair”), The Sherwin-Williams Company (“Sherwin-Williams”) and AlSher Titania LLC (“AlSher”), (collectively, the “Parties”).

WHEREAS, Altair and Sherwin-Williams formed the limited liability company AlSher, pursuant to that certain Limited Liability Company Agreement of AlSher Titania LLC dated April 24, 2007 (the “LLC Agreement”), to develop and commercialize (a) processes for the conversion of ore into titanium containing materials, and (b) implement the Altair Hydrochloric Pigment Process (“AHPP”) and methods of using AHPP for the cost effective production of titanium dioxide pigment (the “Business”).

WHEREAS, Altair owns 70% of the membership interest of AlSher and Sherwin-Williams owns 30% of the membership interest of AlSher.

WHEREAS, Sherwin-Williams is interested in securing further financing or seeking additional investors on behalf of AlSher to further the Business and Altair desires withdraw as a member of AlSher.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties hereby agree to the following.

1.           Transfer of Membership Interest.

a.           Transfer.  As of the Effective Date, Altair hereby withdraws as a member of AlSher and transfers all of its membership interest in AlSher to AlSher.  Sherwin-Williams hereby consents to such withdrawal and transfer.  Timely after the transfer and in any event within 30 calendar days after the transfer, Altair will deliver copies of all “Business Records” of AlSher to Sherwin-Williams, including but not limited to all material information reasonably related to the application and use of intellectual property that has been and will continue to be the subject the existing agreements between Altair, Sherwin-Williams and/or AlSher, financial statements, tax returns, general ledgers, bank statements, accounting data, customer lists, customer contracts and purchase orders, product and pricing information, market studies, strategic plans, supplier and creditor information, contracts, pending contracts, quotations, information regarding assets and liabilities, information regarding pending or threatened litigation or any other claims that may be asserted against AlSher, and all other business records relating to AlSher which are in Altair’s possession.   Altair agrees to cooperate with Sherwin-Williams in providing all Business Records that may be reasonably requested in the future but not delivered or readily available at the closing.

b.           Consideration.  In addition to the mutual promises and agreements among the Parties set forth in this Agreement:

(i)           to the extent that AlSher receives Payments generated from the Business or licensing of the technology related to the Business, AlSher will pay to Altair ***** of the net of such Payments when received from any source, subject to a maximum of $3,000,000 (“Maximum Payment”). The term “Payments” is defined as compensation or revenue such as, but not limited to, royalty payments, product sales payments (net of reasonable freight, trade discounts, distribution allowances shown on invoices, returns, taxes, duties or other governmental charges levied on or measured by the billing amount, costs of goods sold, which includes raw materials, production costs, all third party distribution and third party storage related costs, technical costs, and any freight, shipping and handling costs with delivering the product to the customer and less discounts, rebates, returns, and all other sales adjustments, the foregoing calculated in accordance with GAAP as applicable), licensing payments, milestone payments or any other similar payments, less rebates, discounts, freight, returns of products, and taxes.  “Payments” does not include proceeds of loans, equity investments, grants or other similar receipts.

(ii)           Altair is hereby released from the Contribution Agreement, dated April 24, 2007, by and between Sherwin-Williams, Altair and AlSher; and

(iii)           Altair is hereby released from its past, present and future obligations under the LLC Agreement.

(iv)           Notwithstanding the foregoing releases and the releases set forth in Section 3 below, the provisions of any agreements between Altair, Sherwin-Williams and/or AlSher regarding confidentiality, and the guaranty thereof by Altair Nanotechnologies, Inc. are not released and shall survive and continue in effect.

(c)           Representations and Warranties by Altair.  Altair represents and warrants to Sherwin-Williams and AlSher that the statements in this Section 1(c) are true and correct.

(i)           Altair has the necessary power and authority to enter into, execute and deliver this Agreement and the other related documents and agreements referred herein to be executed and delivered by Altair in connection with the transactions contemplated by this Agreement, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and related agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all required action on the part of Altair.  This Agreement and related agreements have been executed and delivered by Altair and constitute legal and binding agreements enforceable against Altair in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights.

(ii)           Altair is the sole legal and beneficial owner of the membership interest, free and clear of any and all liens, claims, restrictions and/or encumbrances of any nature whatsoever.

(iii)           To the best of Altair's knowledge, the financial statements attached as Exhibit A present fairly, in all material respects, the financial position and operating results of AlSher at the dates and for the periods set forth in such financial statements.

(iv)           To the best of Altair’s knowledge, the accounts payable and other liabilities listed on Exhibit A-1 (“Liabilities”), and the accounts receivable and other receivables listed on Exhibit A-2 (“Receivables”) constitute all Liabilities and Receivables of AlSher existing as of the Effective Date.

(v)           Unless otherwise disclosed on Exhibit A-1, to the best of Altair’s knowledge, there are no other claims, causes of actions, litigation, pending or threatened, known or unknown, or the basis therefor, or any other liabilities pertaining to AlSher existing as of the Effective Date.

(vi)           The Business Records constitute all the material Business Records in Altair’s possession.

2.           Transfer and Sale of Equipment.

a.           Ownership of Equipment.  The Parties acknowledge and agree that the Equipment listed on Schedule A, which includes all equipment owned by AlSher as of April 24, 2007 and all equipment purchased thereafter by AlSher, attached hereto is owned by AlSher free and clear of any liens, claims, or encumbrances.

b.           Removal of Equipment.  AlSher will remove the Equipment from Altair’s facilities within six (6) months from the Effective Date of this Agreement. AlSher will be responsible for all costs related to the disposal, sale or removal of the Equipment. Sherwin-Williams shall guarantee AlSher’s responsibility for any costs of removal of the Equipment. If AlSher fails to timely remove the Equipment then Altair may remove and dispose of the Equipment and shall be reimbursed for its reasonable expenses.  If AlSher fails to reimburse Altair within 65 days from date of invoice from Altair, then Altair may seek reimbursement from Sherwin-Williams.  Altair will provide, at no cost to AlSher, such personnel advisory assistance as reasonably requested, to assist AlSher in the removal of Equipment, as well as remote assistance with the transition of administrative, financing and accounting functions to Sherwin-Williams and AlSher so long as such does not impede Altair’s normal business operations. Altair represents and warrants that the Equipment has been decommissioned and decontaminated prior to the date of removal. In the event that additional measures are required to decommission or decontaminate the Equipment, Altair shall be responsible for all costs related to such measures.

3.           Termination of AlSher Agreements.  The Parties agree that the following agreements between the parties are hereby terminated as of the Effective Date: (i) Services Agreement between AlSher and Altair dated April 24, 2007; (ii) Supply Agreement between Altair and AlSher dated April 24, 2007; (iii) Equipment Lease between AlSher and Altair dated April 24, 2007; (iv) Altair Nanotechnology Inc.’s Guaranty dated April 24, 2007; (v) License Agreement between Altairnano, Inc. and AlSher Titania LLC dated April 24, 2007; and (vi) Cross-License Agreement between The Sherwin-Williams Company and Altairnano, Inc. dated April 24, 2007.

4.           Mutual Release.  In consideration of the promises and actions by each of the Parties to this Agreement, each Party and its agents, servants, officers, directors, employees, representatives, successors, subsidiaries, divisions, assigns, parent corporations and affiliates hereby release and forever discharge the other Parties and their agents, servants, officers, directors, employees, representatives, successors, subsidiaries, divisions, assigns, parent corporations and affiliates from any and all past, present or future claims, causes of action, liabilities, liens and demands, known or unknown, which such Party has, may have or claims to have against any other Party, specifically for or in any manner growing out of or arising from any agreements entered into by and between the Parties related to the Business, or any other actions of the Parties related to the Business, at any time up to and including the date of this Agreement, including, without limitation, any and all known or unknown claims and the consequences thereof.  Notwithstanding the foregoing, the foregoing release shall not extend to any known or unknown claims, demands or causes of action asserted against a party by any third party (including, without limitation, an employee of either party) for personal injury, death or loss of or damage to property and all claims, demands, or causes of action arising under, based on or related to environmental laws or environmental matters.

5.           Technical Services Agreement.  The Parties hereby enter into a Technical Services Agreement a copy of which is attached hereto as Exhibit B and incorporated herein.

6.           License Agreement.  The Parties hereby enter into a License Agreement, a copy of which is attached hereto as Exhibit C and incorporated herein.

7.           Toll Manufacturing Agreement.  The Parties hereby enter into a Toll Manufacturing Agreement, a copy of which is attached hereto as Exhibit D and incorporated herein.

8.           Unwinding of the License Agreement.

a.           Milestone Payments and Additional Payments.  The License Agreement shall terminate at midnight December 31, 2010 unless:

(I).  AlSher concludes financing for the construction of a small scale demonstration plant with an estimated minimum of 2600 tons per year output (“Small Scale Plant”) to further the Business by December 31, 2010; or

(II).  Prior to 5 PM Eastern Time December 31, 2010 AlSher, by written notice to Altair, elects to extend the term of the License Agreement beyond its December 31, 2010 termination date by paying ***** in arrears per calendar quarter (any partial quarter to be prorated) with the first such payment being receive by Altair on or before April 1, 2011 as milestone payments (“Milestone Payments”) which shall be applied to the Payments pursuant to Section 1. Such Milestone Payments shall continue until the earlier of (i) written notice from AlSher to Altair that financing has been successfully concluded for the Small Scale Plant; (ii)  written notice on or before December 31, 2013, that the Milestone Payments will end and, subject to (iii) below, AlSher will pay to Altair the following amounts: ****** on January 31, 2014, ***** on January 31, 2015, and an additional amount on January 31, 2016 such that the total of all Payments under Sections 1.b.i. and 8 to Altair equals the Maximum Payment; (iii) written notice from AlSher to Altair that AlSher has not been successful in securing new investors or concluding definitive agreements for the financing of the Small Scale Plant; or (iv) three years after the Effective Date, provided (i) or (ii) have not occurred.  Subsections (iii) and (iv) are referred to as “Trigger Events”. If AlSher shall fail to cure any Milestone Payment within 30 days of receiving written notice from Altair that such payment is delinquent, then upon the thirty-first day after such notice the License Agreement shall terminate. Termination of the License Agreement due to such failure to pay shall also be considered a "Trigger Event."  Milestone Payments are not recoverable by AlSher from Altair pursuant to occurrence of any termination event.

b.           Cross License. Upon the occurrence of a Trigger Event, the License Agreement attached as Exhibit C shall terminate and the Cross License attached hereto as Exhibit E shall become effective.  Upon effectiveness of the Cross License Agreement, no further payments shall be due to Altair pursuant to Section 1(b) of this Agreement.

c.           Termination due to Bankruptcy.  If at any time during the Term, and Event of Bankruptcy relating to AlSher occurs, and AlSher rejects this Agreement pursuant to the bankruptcy proceedings, Altair shall have, in addition to all other legal and equitable rights and remedies available hereunder, the option to terminate this Agreement upon thirty (30) days written notice to AlSher.

9.           Entire Agreement.  This Agreement with all Exhibits attached hereto represents the entire understanding and agreement between the parties hereto and supersedes any and all prior agreements, whether written or oral, that may exist between the parties regarding same.

10.           Waiver.  Any waiver by either party of any provision or condition of this Agreement shall not be construed or deemed to be a waiver of any other provision or condition of this Agreement, nor a waiver of a subsequent breach of the same provision or condition, unless such is expressed in writing and signed by the party to be bound.

11.           Miscellaneous.  The validity, interpretation and performance of this Agreement shall be governed and construed in accordance with the Laws of the State of Ohio.  All paragraph headings herein are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of Agreement or as a limitation of the scope of the particular section or paragraph to which they refer. In this Assignment, whenever the context so requires, the masculine gender shall include the feminine and/or neuter and the singular number shall include the plural and conversely in each case.  In the event of a conflict between the terms or conditions of this Agreement and those of any other document, the terms and conditions of this Agreement shall control.

12.           Severability.  If any paragraph, subparagraph, section, subsection, sentence or clause of this Agreement shall be adjudged illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the Agreement as a whole or of any paragraph, subparagraph, section, subsection, sentence or clause hereof not so adjudged.  The parties will endeavor to replace the invalid or null and void provisions by those which correspond best to the intentions of the parties hereto.

13.           Notices.  Any notice, communication or statement required or permitted to be given hereunder shall be in writing and deemed to have been sufficiently given when delivered in person, by registered or certified mail, postage prepaid, return receipt requested, or by reputable overnight carrier to the address in this Section 13.  Either party may, by notice to the other, change the addresses and names given.

To Altairnano, Inc.:	204 Edison Way
Reno, NV 89502
Attn: General Counsel
Fax: (775) 858-3731

To The Sherwin-Williams Company:	101 West Prospect Avenue
Cleveland, Ohio 44115
Attn: Senior Vice President, Strategic Excellence Initiatives
Fax: (216) 566-3266

Copy to:	101 West Prospect Avenue
Cleveland, Ohio 44115
Attn: General Counsel
Fax: 216-566-1708

To AlSher Titania LLC:	101 West Prospect Avenue
Cleveland, Ohio 44115
Attn: Senior Vice President, Strategic Excellence Initiatives
Fax: (216) 566-3266

Copy to:	101 West Prospect Avenue
Cleveland, Ohio 44115
Attn: General Counsel
Fax: 216-566-1708

14.  Public Announcements.

a.           Neither Party may disclose to any third party the terms and conditions of this Agreement without the other Party's prior written consent, except:  (i) as required by any court or governmental body in connection with any litigation or administrative proceeding or as to disclosures required by law or the rules of the principal stock exchange on which a Party’s or its parent company’s stock is traded; (ii) under appropriate conditions of confidentiality, to subcontractors, accountants, legal counsel, banks, existing or potential investors or other financing sources and their advisors; or (iii) under appropriate conditions of confidentiality, in connection with a merger or acquisition or proposed merger or acquisition, or the like.  Notwithstanding the foregoing, the disclosing Party shall notify the other Party prior to making any disclosure of (a) any detailed terms of this Agreement (other than information about the existence or general scope of this Agreement) or (b) any copies of this Agreement without redacting, at a minimum, all economic terms, except as such redaction may be limited by law or the rules of the principal stock exchange on which a Party’s or its parent company’s stock is traded.

b.           All press releases or other public announcements by either Party relating to this Agreement or the subject matter hereof shall be approved in writing in advance by each Party, such approval not to be unreasonably withheld or delayed; provided that this shall not restrict a Party’s obligation to comply with applicable legal disclosure obligations.  Altair agrees that disclosure of the economic terms of this Agreement and the License Agreement is not material and shall not be specifically disclosed in any reports filed with the Securities and Exchange Commission, NASDAQ, their Canadian counterparts or any similar reporting agency.

Accepted and agreed to by the Parties as evidenced by their duly authorized representatives’ below signatures.

Altairnano, Inc.	AlSher Titania LLC
By and on behalf of its below owning Members

Signed: /s/ Terry Copeland	The Sherwin-Williams Company

Printed Name: Terry Copeland	Signed: /s/ Tom Seitz

Title: President and CEO	Printed Name: Tom Seitz

Title: Managing Member

The Sherwin-Williams Company	Altairnano, Inc.

Signed: /s/ Max H. Lewis	Signed: /s/ Terry M. Copeland

Printed Name: Max H. Lewis	Printed Name: Terry M. Copeland

Title: Vice President – Global Innovation	Title: Managing Member

Altair Nanotechnology Inc. solely as related Sections 3 and 4 of this Agreement.

Signed: /s/ Terry M. Copeland

Printed Name: Terry M. Copeland

Title: President and CEO

EXHIBIT A
FINANCIAL STATEMENTS

A-1 LIABILITIES

See following inserted page – AlSher Titania, LLC Accounting Year 2010 Period 3

A-2 RECEIVABLES

None

AlSher Titania LLC
Accounting Year                                2010
Period                                3

*****

EXHIBIT B
TECHNICAL SERVICES AGREEMENT

EXHIBIT C
LICENSE AGREEMENT

EXHIBIT D
TOLL MANUFACTURING AGREEMENT

EXHIBIT E
CROSS LICENSE AGREEMENT